UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     September 16, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 16, 2009, China Architectural Engineering, Inc. (the “Company”) was provided notice that performance and advance payment bonds that were issued by the Hong Kong Branch of ABN AMRO Bank N.V. (“ABN AMRO”) as a bank guarantee in favor of the master contractor of the Metro Rail Project in Dubai were being paid after being called for payment by the master contractor.  The bonds had been issued by ABN AMRO with Techwell Engineering Limited (“Techwell”), which is an indirect wholly-owned subsidiary of the Company, as the principal of the bonds.  Concurrently with its calling of the bonds issued by ABN AMRO, the contractor also called for payment the other bond related to the Dubai Metro Rail Project, which was issued by the Hong Kong Branch of The Hongkong and Shanghai Banking Corporation Limited (“HSBC”).  The calling of the bonds was based on the master contractor’s belief that it had paid in excess of the construction work performed.

Since 2008, the Company, through Techwell, had been working towards completion of its external envelopes for stations along the Red Line of the Dubai Metro System.  With less than 5% of the Company’s contract remaining to be completed, Techwell was removed from the Dubai Metro project by the master contractor, which also called the related bonds.  The total amount of the bonds called by and paid to the contractor consisted of approximately $2.1 million in performance surety bonds and approximately $7.3 million in advance payment bonds that were issued on Techwell’s behalf for the project.   The Company, in addition to certain of its subsidiaries, are guarantors of the bonds, and to the extent that Techwell is not able to make payment, the Company is liable for such payment.  As indicated above, the calling of the advance payment bonds was based on the master contractor’s belief that it had paid in excess of the construction work performed.  Techwell and the Company do not believe that the master contractor had a proper basis for calling the bonds and intend to vigorously defend all of their legal rights and remedies related to this dispute.  However, no assurance can be given that the dispute will be resolved in Techwell’s and the Company’s favor.

Item 7.01	Regulation FD Disclosure.

On September 22, 2009, the Company issued a press release regarding the calling of the performance bonds for the Dubai Metro Rail Project.

A copy of the September 22, 2009 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated September 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer